UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2017

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23970	77-0216135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 631-777-5188

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 23, 2017, FalconStor Software, Inc. (the “Company”) received written notification from The Nasdaq Stock Market LLC (“Nasdaq”) that the Nasdaq Qualifications Hearings Panel has determined to delist the shares of the Company’s common stock from The Nasdaq Capital Market® due to the failure of the Company’s common Stock to maintain a $1.00 bid price. Under Nasdaq rules, the suspension of trading and delisting of the Company’s securities will be automatically stayed following a timely request for a hearing pending the issuance of a written Panel Decision by the Hearings Department. The Company intends to commence such an appeal within the required appeal period under Nasdaq rules. The Company is considering several paths to regain compliance with the minimum bid price requirement, including, among other things, a reverse stock split. Although there can be no assurance that the Nasdaq will grant the Company’s request for continued listing on the Nasdaq Capital Market, the delisting proceedings will be stayed and the Company’s common stock will continue to be listed on the Nasdaq pending resolution of the appeal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCONSTOR SOFTWARE, INC.

Date: May 30, 2017	By:	/s/ Daniel Murale
		Name:	Daniel Murale
		Title:	Executive Vice President, Chief Financial Officer and Treasurer